EXHIBIT 4.6

                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated as of April 27, 2006 (including amendments thereto) with respect to the Common Stock of Colonial Commercial Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated as of: April 27, 2006

                                  Goldman Associates of New York, Inc.
                                    By:  /s/ Michael Goldman
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                                    Name : Michael Goldman
                                    Title: President

                                  /s/ Michael Goldman
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                                  Michael Goldman


                                  /s/ William Pagano
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                                  William Pagano


                                  /s/ Rita Folger
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                                  Rita Folger